EXHIBIT 32.3

Certification Pursuant to Section 1350 of Chapter 63 of Title 18
of the United States Code

          I, Thomas M. O’Flynn, Chief Financial Officer of PSEG Power LLC, to the best of my knowledge, certify that (i) the Quarterly Report of PSEG Power LLC on Form 10-Q for the period ended September 30, 2008 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of PSEG Power LLC.

/s/ Thomas M. O’Flynn

Thomas M. O’Flynn
PSEG Power LLC
Chief Financial Officer
October 31, 2008